STATE OF NEVADA



OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

November 27, 2006

Job Number
C20061127-1074

Corporation Number
C6818-2002

Filing Description	Document Filing Number	Date/Time of Filing
Amendment	20060755711-34	November 27, 2006 11:15:02 AM

Corporation Name
UPSTREAM BIOSCIENCES INC

Resident Agent
NEVADA AGENCY & TRUST COMPANY

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Entity # C6818-2002

Document Number: 20060755711-34

Date Filed: 11/27/2006 11:15:02 AM

In the office of

Dean Heller

Secretary of State

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

UPSTREAM BIOSCIENCES INC.

2. The articles have been amended as follows (provide article numbers, if available):

The capital stock of this corporation shall consist of 100,000,000 shares of common stock with a par value of $0.001 and 100,000,000 Preferred Shares with a par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the board of directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 59.08%

4. Effective date of filing (optional):

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.